Exhibit 99.2

1st Quarter 2013

First Quarter 2013

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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1st Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended March 31,
	2013	2012
Revenues
Rental	$82,396	$75,655
Other property revenues	4,919	4,399
Other	214	222

Total revenues	87,529	80,276

Expenses
Property operating and maintenance (exclusive of items shown separately below)	37,755	34,637
Depreciation	21,121	19,341
General and administrative	4,245	4,285
Investment and development (1)	489	480
Other investment costs (1)	305	306

Total expenses	63,915	59,049

Operating income	23,614	21,227

Interest income	36	51
Interest expense	(11,142)	(11,645)
Amortization of deferred financing costs	(624)	(661)
Net gains on condominium sales activities (2)	8,194	6,904
Equity in income of unconsolidated real estate entities, net (3)	478	6,446
Other income (expense), net	(166)	(156)
Net loss on extinguishment of indebtedness (4)	-	(301)

Net income	20,390	21,865
Noncontrolling interests - consolidated real estate entities	3	(6)
Noncontrolling interests - Operating Partnership	(51)	(59)

Net income available to the Company	20,342	21,800
Dividends to preferred shareholders	(922)	(922)

Net income available to common shareholders	$19,420	$20,878

Per common share data - Basic (5)
Net income available to common shareholders	$0.36	$0.39

Weighted average common shares outstanding - basic	54,437	53,087

Per common share data - Diluted (5)
Net income available to common shareholders	$0.35	$0.39

Weighted average common shares outstanding - diluted	54,639	53,493

See Notes to Consolidated Financial Statements on page 6

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1st Quarter 2013

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
	2013	2012
Funds From Operations
Net income available to common shareholders	$19,420	$20,878
Noncontrolling interests - Operating Partnership	51	59
Depreciation on consolidated real estate assets, net (6)	20,777	19,003
Depreciation on real estate assets held in unconsolidated entities	289	338
Gains on sales of depreciable real estate assets - unconsolidated entities	-	(6,055)

Funds from operations available to common shareholders and unitholders (A)	$40,537	$34,223

Funds from operations available to common shareholders and unitholders - core operations (B)	$32,343	$27,319
Funds from operations available to common shareholders and unitholders - condominiums	8,194	6,904

Funds from operations available to common shareholders and unitholders (A)	$40,537	$34,223

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$40,537	$34,223
Annually recurring capital expenditures	(3,474)	(2,941)
Periodically recurring capital expenditures	(4,694)	(1,377)
Non-cash straight-line adjustment for ground lease expenses	121	128
Net loss on early extinguishment of indebtedness	-	301

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$32,490	$30,334

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$24,296	$23,430
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	8,194	6,904

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$32,490	$30,334

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.74	$0.64
Funds from operations per share or unit - core operations (B÷E)	$0.59	$0.51
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.59	$0.56
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.44	$0.44
Dividends declared	$0.25	$0.22
Weighted average shares outstanding (8)	54,750	53,612
Weighted average shares and units outstanding (8) (E)	54,893	53,764

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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1st Quarter 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Real estate assets
Land	$320,411	$318,416
Building and improvements	2,304,900	2,278,213
Furniture, fixtures and equipment	274,615	270,180
Construction in progress	93,931	90,075
Land held for future development	54,531	54,468

	3,048,388	3,011,352
Less: accumulated depreciation	(863,594)	(842,925)
For-sale condominiums	19,079	23,281

Total real estate assets	2,203,873	2,191,708
Investments in and advances to unconsolidated real estate entities	4,487	4,533
Cash and cash equivalents	114,854	118,698
Restricted cash	6,252	5,388
Deferred financing costs, net	10,366	10,855
Other assets	30,745	32,182

Total assets	$2,370,577	$2,363,364

Liabilities and equity
Indebtedness	$1,101,495	$1,102,464
Accounts payable, accrued expenses and other	82,864	88,926
Investments in unconsolidated real estate entities	16,470	16,297
Dividends and distributions payable	13,682	13,653
Accrued interest payable	9,479	5,721
Security deposits and prepaid rents	10,537	9,524

Total liabilities	1,234,527	1,236,585

Redeemable common units	6,751	7,159

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,587 and 54,483 shares issued and 54,587 and 54,470 shares outstanding at March 31, 2013 and December 31, 2012, respectively	546	545
Additional paid-in-capital	1,109,383	1,107,354
Accumulated earnings	33,471	27,266
Accumulated other comprehensive income (loss)	(10,756)	(11,679)

	1,132,653	1,123,495
Less common stock in treasury, at cost, 95 and 107 shares at March 31, 2013 and December 31, 2012, respectively	(3,200)	(3,781)

Total Company shareholders’ equity	1,129,453	1,119,714
Noncontrolling interests - consolidated property partnerships	(154)	(94)

Total equity	1,129,299	1,119,620

Total liabilities and equity	$2,370,577	$2,363,364

See Notes to Consolidated Financial Statements on page 6

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1st Quarter 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily includes land carry costs, principally property taxes and assessments.

2)	A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2013 and 2012 is as follows:

	Three months ended March 31,
	2013	2012
Condominium revenues	$17,475	$17,581
Condominium costs and expenses	(9,281)	(11,289)

Net gains on sales of residential condominiums, before income tax	8,194	6,292
Income tax benefit	-	612

Net gains on sales of condominiums	$8,194	$6,904

3)

Equity in earnings of unconsolidated entities for the three months ended March 31, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

4)

The net loss on early extinguishment of indebtedness of $301 for the three months ended March 31, 2012, represents the write-off of a portion of unamortized deferred loan costs associated with the refinancing of the Company’s line of credit.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of March 31, 2013, there were 54,730 Operating Partnership units outstanding, of which 54,587, or 99.7%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $340 and $79 for the three months ended March 31, 2013 and 2012, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 202 and 406 for the three months ended March 31, 2013 and 2012, respectively. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 111 and 119 for the three months ended March 31, 2013 and 2012, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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1st Quarter 2013

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 25 for a year-to-date margin analysis. The operating performance and capital expenditures of the 51 communities containing 18,341 apartment units which were fully stabilized as of January 1, 2012, are summarized in the table below.

	Three months ended March 31,
	2013	2012	% Change
Revenues:
Rental and other revenue	$75,778	$72,154	5.0%
Utility reimbursements	2,421	2,223	8.9%

Total rental and other revenues	$78,199	$74,377	5.1%

Property operating and maintenance expenses:
Personnel expenses	6,742	6,902	(2.3)%
Utility expense	4,196	3,900	7.6%
Real estate taxes and fees	11,895	10,659	11.6%
Insurance expenses	1,260	1,136	10.9%
Building and grounds repairs and maintenance	3,964	4,038	(1.8)%
Ground lease expense	230	234	(1.7)%
Other expenses	1,904	1,858	2.5%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,191	28,727	5.1%

Same store net operating income	$48,008	$45,650	5.2%

Same store net operating income margin	61.4%	61.4%	-

Capital expenditures (1)
Annually recurring:
Carpet	$791	$695	13.8%
Other	2,573	2,135	20.5%

Total annually recurring	3,364	2,830	18.9%
Periodically recurring (1)	4,260	531	702.3%

Total capital expenditures (A)	$7,624	$3,361	126.8%

Total capital expenditures per unit (A ÷ 18,341 units)	$416	$183	127.3%

Average monthly rental rate per unit (2)	$1,393	$1,323	5.3%

Gross turnover (3)	51.2%	49.3%	1.9%

Net turnover (4)	44.2%	43.2%	1.0%

Percentage rent increase - new leases (5)	5.0%	5.2%	(0.2)%

Percentage rent increase - renewed leases (5)	5.2%	7.0%	(1.8)%

1)

See Table 5 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $179 and $124 for the three months ended March 31, 2013 and 2012, respectively, related to the Company’s “resident design center” program.

2)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

3)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
4)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
5)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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1st Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter 2013 to First Quarter 2012

(Increase (decrease) between periods)

	Three months ended March 31, 2013
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.1%		6.2%		4.4%		(0.9)%
Dallas	6.7%		2.5%		9.9%		0.7%
Houston	10.7%		14.9%		8.2%		1.1%
Austin	7.1%		1.7%		11.6%		(0.1)%
Washington, D.C.	1.4%		6.6%		(0.9)%		(1.7)%
New York	0.2%		4.9%		(3.8)%		(3.4)%
Tampa	5.9%		4.4%		6.9%		0.1%
Orlando	4.6%		10.1%		1.3%		(1.2)%
Charlotte	7.6%		1.2%		11.1%		(0.3)%

Total	5.1%		5.1%		5.2%		(0.5)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

						Average Rental
			Average Economic			Rate Per Unit
			Occupancy (1)		Physical	Three Months
		% of NOI	Three months ended		Occupancy	Ended
	Apartment	Three months ended	March 31,		at March 31,	March 31,
Market	Units	March 31, 2013	2013	2012	2013 (2)	2013 (3)
Atlanta	5,407	26.4%	95.7%	96.6%	94.7%	$1,236
Dallas	4,725	21.0%	95.3%	94.6%	94.2%	1,199
Houston	837	4.6%	97.8%	96.7%	96.3%	1,381
Austin	637	3.5%	95.9%	96.0%	93.9%	1,490
Washington, D.C.	2,301	18.2%	93.1%	94.8%	93.9%	1,889
New York	337	3.8%	92.3%	95.7%	93.8%	3,874
Tampa	2,111	11.9%	97.1%	97.0%	96.4%	1,371
Orlando	598	3.5%	96.4%	97.6%	96.0%	1,512
Charlotte	1,388	7.1%	95.5%	95.8%	96.0%	1,180

Total	18,341	100.0%	95.3%	95.8%	94.9%	$1,393

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.7% and 95.1% for the three months ended March 31, 2013 and 2012, respectively. For the three months ended March 31, 2013 and 2012, net concessions were $255 and $337, respectively, and employee discounts were $213 and $209, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 23 for further information.

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1st Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of First Quarter of 2013 to Fourth Quarter of 2012

	Three months ended
	March 31, 2013	December 31, 2012	% Change
Rental and other revenue	$75,778	$75,296	0.6%
Utility reimbursements	2,421	2,313	4.7%

Total rental and other revenues	$78,199	$77,609	0.8%

Personnel expenses	6,742	6,740	-
Utility expense	4,196	4,038	3.9%
Real estate taxes and fees	11,895	10,866	9.5%
Insurance expenses	1,260	1,253	0.6%
Building and grounds repairs and maintenance	3,964	4,109	(3.5)%
Ground lease expense	230	230	-
Other expenses	1,904	1,848	3.0%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,191	29,084	3.8%

Same store net operating income (1)	$48,008	$48,525	(1.1)%

Average economic occupancy	95.3%	95.6%	(0.3)%

Average monthly rental rate per unit	$1,393	$1,385	0.5%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2013 to Fourth Quarter of 2012

(Increase (decrease) between periods)

							Average
							Economic
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Occupancy
Atlanta	0.9%		0.2%		1.3%		(0.5)%
Dallas	1.1%		6.2%		(2.3)%		(0.4)%
Houston	4.1%		3.3%		4.5%		3.1%
Austin	2.2%		4.1%		0.8%		0.4%
Washington, D.C.	(1.1)%		3.5%		(3.1)%		(1.5)%
New York	(2.5)%		6.4%		(9.7)%		(2.8)%
Tampa	1.9%		4.4%		0.4%		1.0%
Orlando	0.3%		14.2%		(7.2)%		(0.9)%
Charlotte	1.8%		3.2%		1.1%		1.0%

Total	0.8%		3.8%		(1.1)%		(0.3)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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1st Quarter 2013

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2013 - Consolidated

			Weighted Average Rate (1)
		Percentage	March 31,
Type of Indebtedness	Balance	of Total Debt	2013	2012
Unsecured fixed rate senior notes	$400,000	36.3%	3.9%	5.5%
Unsecured bank term loan	300,000	27.2%	3.2%	3.5%
Secured fixed rate notes	401,495	36.5%	5.6%	5.6%
Unsecured revolving lines of credit	-	0.0%	-	1.6%

	$1,101,495	100.0%	4.3%	5.3%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$1,101,495	100.0%	5.9
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$1,101,495	100.0%	5.9

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2013	$2,762		5.9%	$-	$-	-
2014	3,961		5.9%	-	-	-
2015	124,205	(9)	4.9%	-	-	-
2016	4,419	(3)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
Thereafter	811,412		4.1%	92,000	28,100	4.5%

	$1,101,495		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Three months ended March 31,
	2013	2012
Interest coverage ratio (4)(5)	4.0x	3.5x
Interest coverage ratio (including capitalized interest) (4)(5)	3.7x	3.1x

Fixed charge coverage ratio (4)(6)	3.7x	3.2x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	3.4x	2.9x

Total debt to annualized income available for debt service ratio (7)	6.1x	5.7x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	36.7%	33.6%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	38.1%	35.1%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2013 and 2012 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of March 31, 2013 and 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At March 31, 2013, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
4)	Calculated for the three months ended March 31, 2013 and 2012.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 27.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 27.

7)	A computation of this ratio is included in Table 7 on page 27.
8)	A computation of these debt ratios is included in Table 6 on page 26.
9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

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1st Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	March 31, 2013

Consolidated Debt to Total Assets cannot exceed 60%	34%
Secured Debt to Total Assets cannot exceed 40%	12%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.8x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.0x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
March 31, 2013
Consolidated debt, per balance sheet (A)	$1,101,495

Total assets, as defined (B) (Table A)	$3,217,079

Computed ratio (A÷B)	34%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$401,495

Computed ratio (C÷B)	12%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,101,495
Total secured debt (C)	(401,495)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,683,477

Computed ratio (E÷D)	3.8x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$188,412

Annual Debt Service Charge, as defined (G) (Table B)	$46,984

Computed ratio (F÷G)	4.0x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | P a g e

1st Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
March 31, 2013
Total real estate assets	$2,203,873
Add:
Investments in and advances to unconsolidated real estate entities	4,487
Accumulated depreciation	863,594
Other tangible assets	145,125

Total assets for public debt covenant computations	3,217,079
Less:
Encumbered real estate assets	(529,115)
Investments in and advances to unconsolidated real estate entities	(4,487)

Total unencumbered assets for public debt covenant computations	$2,683,477

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Three months ended
Consolidated income available for debt service	March 31, 2013
Net income	$20,390
Add:
Depreciation	21,121
Depreciation and amort. (company share) of assets held in unconsolidated entities	297
Amortization of deferred financing costs	624
Interest expense	11,142
Interest expense (company share) of assets held in unconsolidated entities	604
Income tax expense, net	166
Other non-cash (income) expense, net	953
Less:
Gains on sales of real estate assets, net	(8,194)

Consolidated income available for debt service	$47,103

Consolidated income available for debt service (annualized)	$188,412

Annual debt service charge
Consolidated interest expense	$11,142
Interest expense (company share) of assets held in unconsolidated entities	604

Debt service charge	$11,746

Debt service charge (annualized)	$46,984

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2013 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	12 | P a g e

1st Quarter 2013

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITION/DISPOSITION ACTIVITY

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 3/31/2013	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (4)	Percent Leased (5)
Substainially complete, in lease-up
Post Carlyle Square™, II	Wash. DC	344	906	-	$85.0	$273	$83.5	2Q 2012	4Q 2013	73.6%
Post South Lamar™	Austin, TX	298	852	9,263	41.0	156	39.1	3Q 2012	4Q 2013	82.8%
Post Midtown Square®, III	Houston, TX	124	889	10,358	21.8	181	20.0	4Q 2012	4Q 2013	84.8%
Under development
Post Lake® at Baldwin Park, III	Orlando, FL	410	960	-	58.6	149	38.9	1Q 2013	3Q 2014	10.6%
Post Parkside™ at Wade	Raleigh, NC	397	882	14,908	55.0	151	38.4	1Q 2013	3Q 2014	4.2%
Post Richmond Avenue™	Houston, TX	242	857	-	34.3	165	15.9	4Q 2013	4Q 2014	N/A
Post Soho Square™	Tampa, FL	231	880	10,556	39.8	186	11.5	1Q 2014	2Q 2015	N/A

Total		2,046		45,085	$335.5		$247.3

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions.
3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
5)	Represents unit status as of April 26, 2013.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value
		At March 31, 2013	Estimated Usable
Project	Metro Area	(in thousands)	Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	10,251	26.6

Total Land Held for Future Investment		$54,531	53.2

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Retail Sq. Ft.	Year Completed	Gross Price (thousands)	Est. Total Price Per Sq. Ft. (2)	Cap Rate	Company’s Ownership %
Acquisitions
Post South End™	Charlotte, NC	Q3 2012	360	847	7,612	2009	$74,000	$237	5.0%(3)	100%
Dispositions
Post Biltmore™	Atlanta, GA	Q1 2012	276	766	-	2002	$51,075	$242	4.8%(4)	35%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
3)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also assumes the Company will initially spend approximately $0.5 million relating to closing costs and other amounts it plans to spend to improve the community.

4)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

Supplemental Financial Data	13 | P a g e

1st Quarter 2013

SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton		Four Seasons
	Residences,		Private Residences,
	Atlanta Buckhead		Austin
Project Data
Location	Atlanta, GA		Austin, TX
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units as of 4/26/13 (2)
Closed	106		138
Under contract	8		4
Available for sale (4)	12		6

Total (4)	126		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 3/31/13
Condominium book value	$6,020		$13,059
Condominium estimated cost to complete	$959		$764
Estimated book value at completion	$6,979	$126	$13,823	$330
Projected total cost (before impairment losses)	$112,700	$459	$138,500	$473

Units Closed as of 3/31/13
Quarter	16		4
Year to date	16		4
Project to date	99		132

Square Footage of Units Closed as of 3/31/13 (1)
Quarter	29,646		8,837
Year to date	29,646		8,837
Project to date	190,113		250,902

Gross Revenue as of 3/31/13
Quarter	$11,567	$390	$5,908	$669
Year to date	$11,567	$390	$5,908	$669
Project to date	$74,410	$391	$156,954	$626

Cash flow from sales as of 3/31/13 (3)
Quarter	$8,669	$292	$4,418	$500
Year to date	$8,669	$292	$4,418	$500
Project to date	$48,726	$256	$126,758	$505

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.
4)	The total unit count for the Ritz Carlton Residences, Atlanta Buckhead community was reduced by 3 units due to the combination of certain units into larger residential suites.

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1st Quarter 2013

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment or condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2013 and 2012 is provided below.

	Three months ended March 31,
	2013	2012
New community development and acquisition activity (1)	$33,932	$31,231
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	918	711
Other community additions and improvements (3) (6)	4,694	1,377
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,474	2,941
Corporate additions and improvements	340	79

	$43,358	$36,339

Other Data
Capitalized interest	$1,004	$1,321

Capitalized development and associated costs (5)	$756	$806

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	15 | P a g e

1st Quarter 2013

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of March 31, 2013						Three months ended March 31, 2013
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,149	$39,565	(2)	$8,711	$(4,736)	(1)	$674	$(3)
Post Crest® (1)	64,584	46,158	(2)	10,052	(7,097)	(1)	808	5
Post Lindbergh® (1)	60,881	41,000	(3)	13,083	(4,637)	(1)	719	(4)
Post Massachusetts Avenue™	70,916	51,000	(4)	4,755	4,487		1,880	480

Total	$251,530	$177,723		$36,601	$(11,983)		$4,081	$478	$208	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	16 | P a g e

1st Quarter 2013

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended March 31, 2013	Adjustments		As Adjusted (3)
Rental revenues	$82,396	$(2,138)	(2)	$80,258
Other property revenues	4,919	(45)	(2)	4,874

Total rental and other revenues (A)	87,315	(2,183)		85,132
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	37,755	(5,495)	(2)	32,260

Property net operating income (Table 1) (A-B)	$49,560	$3,312		$52,872

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,554)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,051 units)				(1,429)

Adjusted property net operating income				$48,889

Annualized property net operating income (C)				$195,556

Apartment units represented (D)	22,218	(3,167)	(2)	19,051

Other Asset Data	As of March 31, 2013	Adjustments		As Adjusted
Cash & equivalents	$114,854	$-		$114,854
Real estate assets under construction, at cost (4)	93,931	153,406		247,337
Land held for future investment	54,531	-		54,531
For-sale condominiums	19,079	-		19,079
Investments in and advances to unconsolidated real estate entities (5)	4,487	(4,487)	(5)	-
Restricted cash and other assets	36,997	-		36,997
Cash & other assets of unconsolidated apartment entities (6)	5,297	(3,809)	(6)	1,488

Total (E)	$329,176	$145,110		$474,286

Other Liability Data
Indebtedness (7)	$1,101,495	$(10,865)	(7)	$1,090,630
Investments in unconsolidated real estate entities (5)	16,470	(16,470)	(5)	-
Other liabilities (including noncontrolling interests) (8)	116,562	(7,895)	(8)	108,667
Total liabilities of unconsolidated apartment entities (9)	180,579	(130,269)	(9)	50,310

Total (F)	$1,415,106	$(165,499)		$1,249,607

Other Data

	As of March 31, 2013
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,587
Common units outstanding	143

Total (H)	54,730	$47.10	$2,577,783

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,396,496

Implied Portfolio Capitalization Rate (C÷I)			5.8%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

Supplemental Financial Data	17 | P a g e

1st Quarter 2013

The Company presents NOI for the first quarter ended March 31, 2013, for properties stabilized as of January 1, 2013, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of January 1, 2013, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2013, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(2,084)	$(111)	$(1,550)	(2,046)
Company share of unconsolidated entities	1,820	125	660	(1,077)
Minority share of consolidated real estate entity	(528)	(2)	(257)	(44)
Corporate property management expenses	-	-	(3,004)	-
Corporate apartments and other	(1,346)	(57)	(1,344)	-

	$(2,138)	$(45)	$(5,495)	(3,167)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2013:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$22,014	$8,603	$13,411	25.4%	5,707
Dallas	17,263	7,174	10,089	19.1%	4,725
Houston	3,593	1,385	2,208	4.2%	837
Austin	2,884	1,223	1,661	3.1%	637
Washington, D.C.	13,960	4,524	9,436	17.8%	2,395
New York	3,081	1,511	1,570	3.0%	293
Tampa	9,015	3,310	5,705	10.8%	2,111
Orlando	2,785	1,104	1,681	3.2%	598
Charlotte	6,548	2,091	4,457	8.4%	1,748
Commercial	3,989	1,335	2,654	5.0%	-

Total	$85,132	$32,260	$52,872	100.0%	19,051

Approximate commercial Sq. Ft.					719,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$ 83,491
Post South Lamar™	39,112
Post Midtown Square® - Phase III	20,045
Post Parkside™ at Wade	38,400
Post Lake® at Baldwin Park - Phase III	38,860
Post Richmond Avenue™	15,905
Post Soho Square™	11,524

$247,337

5)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of March 31, 2013” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of March 31, 2013” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,946, offset by the addition of noncontrolling interests of consolidated real estate entities of $205.

9)

The “As of March 31, 2013” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	18 | P a g e

1st Quarter 2013

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

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1st Quarter 2013

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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1st Quarter 2013

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31, 2013	March 31, 2012	December 31, 2012
Total same store NOI	$48,008	$45,650	$48,525
Property NOI from other operating segments	1,552	(233)	894

Consolidated property NOI	49,560	45,417	49,419

Add (subtract):
Interest income	36	51	34
Other revenues	214	222	213
Depreciation	(21,121)	(19,341)	(20,973)
Interest expense	(11,142)	(11,645)	(11,855)
Amortization of deferred financing costs	(624)	(661)	(669)
General and administrative	(4,245)	(4,285)	(4,411)
Investment and development	(489)	(480)	(312)
Other investment costs	(305)	(306)	(242)
Gains on condominium sales activities, net	8,194	6,904	10,578
Equity in income of unconsolidated real estate entities, net	478	6,446	579
Other income (expense), net	(166)	(156)	590
Net loss on extinguishment of indebtedness	-	(301)	(4,017)

Net income	$20,390	$21,865	$18,934

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1st Quarter 2013

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 ‘13 vs. Q1 ‘12 % Change	Q1 ‘13 vs. Q4 ‘12 % Change	Q1 ‘13 % Same Store NOI
	March 31, 2013	March 31, 2012	December 31, 2012
Rental and other revenues
Atlanta	$20,989	$19,970	$20,807	5.1%	0.9%
Dallas	17,263	16,180	17,083	6.7%	1.1%
Houston	3,593	3,245	3,453	10.7%	4.1%
Austin	2,884	2,692	2,823	7.1%	2.2%
Washington, D.C.	13,040	12,854	13,180	1.4%	(1.1)%
New York	3,611	3,602	3,704	0.2%	(2.5)%
Tampa	9,015	8,509	8,851	5.9%	1.9%
Orlando	2,785	2,662	2,778	4.6%	0.3%
Charlotte	5,019	4,663	4,930	7.6%	1.8%

Total rental and other revenues	78,199	74,377	77,609	5.1%	0.8%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,297	7,816	8,280	6.2%	0.2%
Dallas	7,174	7,000	6,755	2.5%	6.2%
Houston	1,385	1,205	1,341	14.9%	3.3%
Austin	1,223	1,203	1,175	1.7%	4.1%
Washington, D.C.	4,291	4,024	4,147	6.6%	3.5%
New York	1,768	1,686	1,662	4.9%	6.4%
Tampa	3,310	3,170	3,169	4.4%	4.4%
Orlando	1,104	1,003	967	10.1%	14.2%
Charlotte	1,639	1,620	1,588	1.2%	3.2%

Total	30,191	28,727	29,084	5.1%	3.8%

Net operating income
Atlanta	12,692	12,154	12,527	4.4%	1.3%	26.4%
Dallas	10,089	9,180	10,328	9.9%	(2.3)%	21.0%
Houston	2,208	2,040	2,112	8.2%	4.5%	4.6%
Austin	1,661	1,489	1,648	11.6%	0.8%	3.5%
Washington, D.C.	8,749	8,830	9,033	(0.9)%	(3.1)%	18.2%
New York	1,843	1,916	2,042	(3.8)%	(9.7)%	3.8%
Tampa	5,705	5,339	5,682	6.9%	0.4%	11.9%
Orlando	1,681	1,659	1,811	1.3%	(7.2)%	3.5%
Charlotte	3,380	3,043	3,342	11.1%	1.1%	7.1%

Total same store NOI	$48,008	$45,650	$48,525	5.2%	(1.1)%	100.0%

Average rental rate per unit
Atlanta	$1,236	$1,168	$1,227	5.8%	0.7%
Dallas	1,199	1,139	1,192	5.3%	0.6%
Houston	1,381	1,264	1,366	9.3%	1.1%
Austin	1,490	1,399	1,475	6.5%	1.0%
Washington, D.C.	1,889	1,843	1,889	2.5%	-
New York	3,874	3,744	3,856	3.5%	0.5%
Tampa	1,371	1,297	1,361	5.7%	0.7%
Orlando	1,512	1,424	1,502	6.2%	0.7%
Charlotte	1,180	1,105	1,182	6.8%	(0.2)%
Total average rental rate per unit	1,393	1,323	1,385	5.3%	0.5%

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Table 3 - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2013 Avg. Monthly Rent		Q1 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,653	$1.63	95.3%
Post Brookhaven®	1990-1992	735	933	1,065	1.14	97.1%
Post Chastain®	1990/2008	558	866	1,191	1.38	95.9%
Post Collier Hills® (1)(2)	1997	396	948	1,063	1.12	98.0%
Post Gardens®	1998	397	1,039	1,238	1.19	96.4%
Post Glen® (2)	1997	314	1,076	1,250	1.16	96.4%
Post Lindbergh® (1)(2)	1998	396	909	1,120	1.23	96.4%
Post Peachtree Hills®	1992-1994/2009	300	978	1,332	1.36	96.3%
Post StratfordTM	2000	250	1,000	1,303	1.30	94.4%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,135	1.10	96.1%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,204	1.20	95.9%

Midtown
Post ParksideTM	2000	188	886	1,460	1.65	97.4%
Post Renaissance®	1992-1994	342	914	1,073	1.17	96.8%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,053	1.02	97.7%
Post Riverside®	1998	522	1,059	1,499	1.42	93.0%
Post SpringTM	2000	452	977	1,033	1.06	94.7%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,068	1.26	95.5%
Post EastsideTM	2008	435	912	1,155	1.27	94.8%
Post Legacy	2000	384	810	1,032	1.27	93.8%
Post Sierra at Frisco Bridges™	2009	268	896	1,114	1.24	92.2%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,941	1.59	97.1%
Post Cole’s CornerTM	1998	186	800	1,173	1.47	95.8%
Post GalleryTM	1999	34	2,307	2,847	1.23	97.3%
Post HeightsTM	1998-1999/2009	368	845	1,331	1.58	95.2%
Post Katy Trail™	2010	227	898	1,619	1.80	95.9%
Post MeridianTM	1991	133	780	1,322	1.69	94.9%
Post SquareTM	1996	216	856	1,294	1.51	96.4%
Post Uptown VillageTM	1995-2000	496	736	1,107	1.50	96.5%
Post VineyardTM	1996	116	733	1,150	1.57	93.9%
Post VintageTM	1993	160	750	1,192	1.59	98.4%
Post WorthingtonTM	1993/2008	334	820	1,431	1.75	94.6%

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1st Quarter 2013

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q1 2013 Avg. Monthly Rent		Q1 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Houston
Post Midtown Square® - Phases I & II	1999-2000	529	759	1,306	1.72	98.2%
Post Midtown Square® - Phase III (4)	2012	124	889	1,716	1.93	45.6%
Post Rice LoftsTM	1998	308	904	1,510	1.67	97.2%

Austin
Post Barton Creek™	1998	160	1,162	$1,694	$1.46	98.7%
Post Park Mesa™	1992	148	1,091	1,416	1.30	95.6%
Post South Lamar™ (4)	2012	298	892	1,615	1.81	37.5%
Post West Austin™	2009	329	889	1,425	1.60	94.4%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,738	1.77	94.2%
Post Park®	2010	396	975	1,614	1.66	96.3%

Virginia
Post Carlyle Square™ - Phase I	2006	205	861	2,415	2.80	92.2%
Post Carlyle Square™ - Phase II (4)	2012	344	906	2,564	2.83	49.2%
Post Corners at Trinity Centre (2)	1996	336	994	1,600	1.61	96.9%
Post Pentagon Row TM	2001	504	853	2,338	2.74	90.3%
Post Tysons Corner TM	1990	499	807	1,743	2.16	92.2%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,139	3.55	94.9%

New York City
Post Luminaria TM (2)(3)	2002	138	721	3,836	5.32	93.5%
Post Toscana TM (2)	2003	199	817	3,900	4.77	91.4%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,410	1.39	96.1%
Post Harbour PlaceTM	1999-2002	578	920	1,485	1.61	98.6%
Post Hyde Park® (2)	1996-2008	467	1,011	1,448	1.43	98.3%
Post Rocky Point®	1996-1998	916	1,031	1,253	1.22	95.4%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,537	1.52	96.4%
Post ParksideTM	1999	248	867	1,476	1.70	96.2%

Charlotte
Post Ballantyne	2004	323	1,252	1,145	0.91	95.9%
Post Gateway PlaceTM	2000	436	804	1,087	1.35	94.3%
Post Park at Phillips Place®	1998	402	1,101	1,337	1.21	95.8%
Post South End™	2009	360	847	1,338	1.58	97.5%
Post Uptown PlaceTM	2000	227	800	1,132	1.42	96.4%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	These communities, or portions thereof, are currently in lease-up.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2013
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$78,199	$30,191	$48,008	61.4%	38.6%
Development and lease-up communities	2,195	1,550	645	N/A	N/A
Acquired communities	1,529	452	1,077	70.4%	29.6%
Other property segments:
Corporate apartments	1,403	1,223	180	12.8%	87.2%
Commercial	3,989	1,335	2,654	66.5%	33.5%
Corporate property management expenses (1)	—	3,004	(3,004)

	$87,315	$37,755

Consolidated property NOI (2)			$49,560

Third-party management fees			$208

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$3,004
Less: Third-party management fees	(208)

Net property management expenses	$2,796

Denominator:
Total rental and other property revenues	$87,315
Less: Corporate apartment revenues	(1,403)

Adjusted property revenues	$85,912

Net property management expenses as a percentage of adjusted property revenues	3.3%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2013	2012
Annually recurring capital expenditures by operating segment
Same store communities	$3,364	$2,830
Development and lease-up	18	-
Acquired communities	43	-
Commercial and other segments	49	111

Total annually recurring capital expenditures	$3,474	$2,941

Periodically recurring capital expenditures by operating segment
Same store communities	$4,260	$531
Development and lease-up	2	-
Acquired communities	171	-
Commercial and other segments	261	846

Total periodically recurring capital expenditures	$4,694	$1,377

Total revenue generating capital expenditures	$918	$711

Increase in capital expenditure accruals	$(1,285)	$-

Total property capital expenditures per statements of cash flows	$7,801	$5,029

Table 6 - Computation of Debt Ratios

(In thousands)

	As of March 31,
	2013	2012

Total real estate assets per balance sheet	$2,203,873	$2,083,008
Plus:
Company share of real estate assets held in unconsolidated entities	58,448	59,748
Company share of accumulated depreciation - assets held in unconsolidated entities	11,526	9,896
Accumulated depreciation per balance sheet	863,594	785,996

Total undepreciated real estate assets (A)	$3,137,441	$2,938,648

Total debt per balance sheet	$1,101,495	$939,263
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,151,026	$988,794

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	36.7%	33.6%

Total debt per balance sheet	$1,101,495	$939,263
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,194,418	$1,032,186

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	38.1%	35.1%

Supplemental Financial Data	26 | P a g e

1st Quarter 2013

Table 7 - Computation of Coverage Ratios

(In thousands)

	Three months ended March 31,
	2013	2012
Net income	$20,390	$21,865
Other non-cash (income) expense, net	953	1,067
Income tax expense, net	166	145
Gains on sales of real estate assets, net	(8,194)	(6,904)
Gain on sale of real estate assets - unconsolidated entity, net	-	(6,055)
Net loss on early extinguishment of indebtedness	-	301
Depreciation expense	21,121	19,341
Depreciation and amort. (company share) of assets held in unconsolidated entities	297	338
Interest expense	11,142	11,645
Interest expense (company share) of assets held in unconsolidated entities	604	747
Amortization of deferred financing costs	624	661

Income available for debt service (A)	$47,103	$43,151

Annualized income available for debt service (B)	$188,412	$172,604

Interest expense	$11,142	$11,645
Interest expense (company share) of assets held in unconsolidated entities	604	747

Adjusted interest expense (C)	11,746	12,392
Capitalized interest	1,004	1,321

Adjusted interest expense (including capitalized interest) (D)	$12,750	$13,713

Adjusted interest expense	$11,746	$12,392
Dividends to preferred shareholders	922	922

Fixed charges (E)	12,668	13,314
Capitalized interest	1,004	1,321

Fixed charges (including capitalized interest) (F)	$13,672	$14,635

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,151,026	$988,794

Interest coverage ratio (A÷C)	4.0x	3.5x

Interest coverage ratio (including capitalized interest) (A÷D)	3.7x	3.1x

Fixed charge coverage ratio (A÷E)	3.7x	3.2x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.4x	2.9x

Total debt to annualized income available for debt service ratio (G÷B)	6.1x	5.7x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2013
Total Company shareholders’ equity per balance sheet	$1,129,453
Plus:
Accumulated depreciation, per balance sheet	863,594
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	6,751
Less:
Deferred financing costs, net, per balance sheet	(10,366)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,946,040

Total common shares and units (B)	54,730

Company undepreciated book value per share (A÷B)	$35.56

Supplemental Financial Data	27 | P a g e